Exhibit 99.1

LIVE NATION AND TICKETMASTER ENTERTAINMENT MERGER RECEIVES

U.S. DEPARTMENT OF JUSTICE CLEARANCE

- Canadian Bureau of Competition Clears Merger -

- Creates One of the World’s Premier Live Entertainment Companies -

- Company to be Renamed Live Nation Entertainment -

LOS ANGELES and WEST HOLLYWOOD, January 25, 2010 – Live Nation, Inc. (“Live Nation”) (NYSE: LYV) and Ticketmaster Entertainment, Inc. (“Ticketmaster”) (NASDAQ: TKTM) today announced that they have reached agreements with the U.S. Department of Justice (DOJ) and with the Canadian Commissioner of Competition, clearing the way for the merger of the companies. Upon closing, the company will be renamed Live Nation Entertainment, Inc. to reflect the combination of Live Nation’s concert promotions expertise with Ticketmaster’s world-class ticketing solutions and artist relationships.

Under the terms of the proposed final judgment filed today in U.S. District Court for the District of Columbia, the companies have agreed to divest Ticketmaster’s self-ticketing subsidiary, Paciolan, to Comcast-Spectacor and to license the Ticketmaster Host technology to Anschutz Entertainment Group, Inc. (“AEG”), as well as to other terms that protect competitive conditions in ticketing and promotions. Seventeen State Attorneys General also participated in the matter and have joined in the U.S. consent decree. The parties’ consent agreement with the Canadian Commissioner of Competition is on substantially equivalent terms.

Michael Rapino, CEO of Live Nation, said, “This is a good and exciting day for the music business, and we are close to finalizing the creation of a new company that will seek to transform the way artists distribute their content and fans can access that content. The Department of Justice was thorough and aggressive in their analysis and their remedies, and we are confident that with this resolution the playing field is competitive and broader as a result of this transaction. We believe that this merger will now create a more diversified company with a great selling platform for artists and a stronger financial profile that will drive improved shareholder value over the long term.”

Irving Azoff, CEO of Ticketmaster, said, “We appreciate the Department of Justice’s effort. Their resolution is a great win for fans. The entertainment industry needs innovation and we are ready to deliver. I’m truly excited that as this new company goes forward, we will be able to create more choices for family entertainment, sports, artists, teams and other rights holders.”

Live Nation Entertainment’s mission will be to improve the live entertainment experience and to drive major innovations in ticketing technology, marketing and service. Through this merger, the parties believe that the combined company will have the tools to develop new products, expand access, improve transparency and deliver artists and fans more choice. This will drive greater attendance at live events and bringing more value to all major constituents in the industry.

The combined company also expects to pursue significant growth opportunities in markets around the world. Internationally, live entertainment remains one of the fastest growing parts of the media industry.

As previously announced, in connection with the merger, each issued and outstanding share of Ticketmaster common stock will be cancelled and converted into the right to receive a number of shares of Live Nation common stock such that Ticketmaster stockholders will receive approximately 50.01% of the voting power of the combined company. Subject to final confirmation, the companies expect each share of Ticketmaster common stock to be cancelled and converted into the right to receive 1.474 shares of Live Nation common stock in connection with the merger and for Live Nation to issue approximately 84,613,661 shares of Live Nation common stock to Ticketmaster stockholders in the aggregate.

The combined company will be led by Michael Rapino as CEO and President of Live Nation Entertainment and Irving Azoff as Executive Chairman of Live Nation Entertainment and CEO of Front Line. Barry Diller will serve as Chairman of the Board of Live Nation Entertainment. The Board will consist of 14 directors, seven from each company.

About Live Nation

Live Nation’s mission is to maximize the live concert experience. Our core business is producing, marketing and selling live concerts for artists via our global concert pipe. Live Nation is the largest producer of live concerts in the world, annually producing over 22,000 concerts for 1,500 artists in 57 countries. During 2008, the company sold over 50 million concert tickets and drove over 70 million unique visitors to LiveNation.com. Live Nation is transforming the concert business by expanding its concert platform into ticketing and building the industry’s first artist-to-fan vertically integrated concert platform. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol LYV. Additional information about the company can be found at: www.livenation.com/investors.

About Ticketmaster Entertainment, Inc.

Ticketmaster Entertainment consists of Ticketmaster and Front Line Management Group. As the world’s leading live entertainment ticketing and marketing company, Ticketmaster connects the world to live entertainment. Ticketmaster operates in 20 global markets, providing ticket sales, ticket resale services, marketing and distribution through: www.ticketmaster.com, one of the largest e-commerce sites on the Internet; approximately 6,700 retail outlets; and 19 worldwide call centers. Established in 1976, Ticketmaster serves more than 10,000 clients worldwide across multiple event categories, providing exclusive ticketing services for leading arenas, stadiums, professional sports franchises and leagues, college sports teams, performing arts venues, museums, and theaters. In 2007, the company sold more than 141 million tickets valued at over $8.3 billion on behalf of its clients. Ticketmaster Entertainment acquired a controlling interest in Front Line Management Group in October 2008. Front Line is the world’s leading artist management company. Ticketmaster Entertainment, Inc. is headquartered in West Hollywood, California (NASDAQ:TKTM).

Live Nation Contacts:

For media:	John Vlautin +1-310-867-7127; johnvlautin@livenation.com
For Investors:	Linda Bandov +1-310-975-6930; lindabandov@livenation.com

Ticketmaster Contacts:

For media:	Hannah Kampf +1-310-360-2434; hannah.kampf@ticketmaster.com
For Investors:	Brian Regan +1-310-360-2354; ir@ticketmaster.com

Forward-Looking Statements:

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the live entertainment and ticketing industries, competition, markets and growth opportunities; Live Nation Entertainment’s anticipated operational strategies and prospects; and the anticipated benefits associated with the merger, including financial benefits and synergies. Live Nation and Ticketmaster Entertainment wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing plans, the risk that markets do not evolve as anticipated and competition in the industry.

The companies refer you to the documents that Live Nation and Ticketmaster Entertainment file from time to time with the Securities and Exchange Commission (the “SEC”), specifically the section entitled “Risk Factors” of each company’s most recent Annual Report filed on Form 10-K, as amended and as updated by each company’s Quarterly Reports on Form 10-Q, Live Nation’s Current Report on Form 8-K filed with the SEC on May 28, 2009 and Ticketmaster Entertainment’s Current Report on Form 8-K filed with the SEC on July 13, 2009, each of which contain and identify other important factors that could cause actual results to differ materially from those contained in the companies’ projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements by or concerning Live Nation or Ticketmaster Entertainment are expressly qualified in their entirety by the cautionary statements above. Live Nation and Ticketmaster Entertainment do not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the Merger, Live Nation and Ticketmaster Entertainment have filed and intend to file relevant materials with the SEC, including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LIVE NATION, TICKETMASTER ENTERTAINMENT AND THE MERGER. The joint proxy statement/prospectus and other relevant materials and any other documents filed by Live Nation or Ticketmaster Entertainment with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting Live Nation’s Investor Relations Department at (310) 867-7000 or by accessing Live Nation’s investor relations website at http://www.livenation.com/investors; or (ii) by contacting Ticketmaster Entertainment’s Investor Relations Department at (310) 360-2354 or by accessing Ticketmaster Entertainment’s investor relations website at http://investors.ticketmaster.com. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials before making any investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.